                                                                 Exhibit (h)1.14
                                LETTER AGREEMENT
                                       and
                               AMENDED SCHEDULE A

Frank Russell Investment Management Company
909 A Street
Tacoma, WA  98402

Dear Sirs:

Pursuant to Sections 25 and 26 of the Transfer and Dividend Disbursing Agency Agreement between Frank Russell Investment Company ("FRIC") and Frank Russell Investment Management Company, dated April 1, 1988, FRIC advises you that it is adding new classes of shares to existing FRIC Funds. FRIC desires to amend Schedule A of the Transfer and Dividend Disbursing Agency Agreement to add additional classes of shares thereto. The fees to be charged by the Transfer and Dividend Disbursing Agent in return for its services are the same as those set forth in the current fee schedule to the Transfer and Dividend Disbursing Agency Agreement.

Please indicate your acceptance to act as Transfer and Dividend Disbursing Agent with respect to the additional classes of shares and of the amendment of Schedule A by executing the acceptance copy of this letter agreement and returning it to the undersigned.

Sincerely,

FRANK RUSSELL INVESTMENT COMPANY


By:   /s/ Lynn L. Anderson
   -----------------------------------------------
      Lynn L. Anderson
      President

Accepted this ____ day of ________, ____.

FRANK RUSSELL INVESTMENT MANAGEMENT COMPANY


By:   /s/ Leonard P. Brennan
   --------------------------------------
      Leonard P. Brennan
      President

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                                     AMENDED
                                   SCHEDULE A

                        FRANK RUSSELL INVESTMENT COMPANY
                        --------------------------------

FUND                                                         CLASS(ES)
----                                                         ---------

Equity I                                                     E; I; Y
Equity II                                                    E; I; Y
Equity III                                                   E; I; Y
Equity Q                                                     E; I; Y
Fixed Income I                                               E; I; Y
Short Term Bond (formerly Fixed Income II)                   A; B; C; I, E; S, Y
Fixed Income III                                             E; I; Y
International                                                E; I; Y
Emerging Markets                                             A; B; C; E; S
Diversified Equity                                           A; B; C; E; S
Special Growth                                               A; B; C; E; S
Equity Income                                                A; B; C; E; S
Quantitative Equity                                          A; B; C; E; S
International Securities                                     A; B; C; E; S
Real Estate Securities                                       A; B; C; I, E; S, Y
Diversified Bond                                             A; B; C; E; S
Multistrategy Bond                                           A; B; C; E; S
Select Value                                                 A; B; C; E; S
Select Growth                                                A; B; C; E; S
Money Market                                                 S
Tax Exempt Bond (formerly Limited Volatility Tax Free)       A; B; C; E; S
U.S. Government Money Market                                 S
Tax Free Money Market                                        S
Aggressive Strategy                                          A; B; C; S; D; E
Balanced Strategy                                            A; B; C; S; D; E
Moderate Strategy                                            A; B; C; S; D; E
Conservative Strategy                                        A; B; C; S; D; E
Equity Aggressive Strategy (formerly
  Equity Balanced Strategy)                                  A; B; C; S; D; E
Tax-Managed Global Equity                                    A; B; C; E; S
Tax-Managed Large Cap (formerly Equity T)                    A; B; C; E; S
Tax-Managed Mid & Small Cap (formerly                        A; B; C; E; S
  Tax Managed Small Cap)
Tax-Managed Overseas Equity Fund                             A; B; C; E; S
Select Equity Fund                                           E
Select Fixed Income Fund                                     E